UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2008

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ARIEL WAY, INC.

(Exact name of registrant as specified in its charter)

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Florida	0-50051	65-0983277
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 1220, Vienna, Virginia 22182

(Address of Principal Executive Office) (Zip Code)

(703) 918-2420

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UNITED STATES

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement.

The disclosure set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference thereto.

Section 2 – Financial Information

Item 2.01

Completion of Acquisition or Disposition of Assets.

On April 30, 2008, Ariel Way, Inc., a Florida corporation (the “Company,” “we,” “our,” “us”), through a newly formed wholly-owned subsidiary, Lime Truck Acquisition Corporation, a Delaware corporation (“LTAC”), closed on the acquisition of Lime Media, LLC, a Texas limited liability company (“Lime Media”).  The acquisition was effected by means of the merger of Lime Media with and into LTAC, so that following the merger LTAC is the surviving corporation in the merger (the “Merger”).  The Merger was effected pursuant to an Agreement and Plan of Merger, dated April 30, 2008 (the “Merger Agreement”), by and among the Company, LTAC, Lime Media, Melody Mayer, Heath Hill, Charles Warren (Melody Mayer, Heath Hill and Charles Warren, collectively, the “Lime Media Members”) and Lime Truck, Inc., a Texas corporation.  The Merger was effected contemporaneously with the execution of the Merger Agreement and certain related agreements, and will become effective upon acceptance for filing of Certificates of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of Texas.

Lime Media provides mobile advertising solutions to its clients and provides its services in approximately 40 locations nationwide.  Lime Media’s principal offices are located in Dallas, Texas.

Upon signing of the Merger Agreement and as consideration therefor, we issued to the Lime Media Members an aggregate of 10,000,000 shares of our common stock.  In addition, we paid or issued to the Lime Media Members for the acquisition of Lime Media the following consideration: (a) an aggregate of 17,000,000 shares of our common stock, (b) promissory notes in the aggregate principal amount of $792,500 (the “Acquisition Promissory Notes”), and (c) promissory notes in the aggregate principal amount of $640,000 (the “One Year Promissory Notes”).

The notes bear interest at the rate of 8% per annum and may not be assigned or negotiated without our consent. The aggregate principal amount and accrued interest under the Acquisition Promissory Notes are due on the earlier of 45 days after the completion and delivery of audited financial statements with regard to the acquired company or June 30, 2008 (the earlier of such dates, the “Second Closing,” the date of the Second Closing, the “Second Closing Date”). The aggregate principal amount and accrued interest under the One Year Promissory Notes are due April 30, 2009. The Acquisition Promissory Notes and One Year Promissory Notes are secured by all of the shares of outstanding common stock of LTAC pursuant to the terms of an Acquisition Pledge and Escrow Agreement and by certain assets of LTAC, including certain truck leases, pursuant to a Security Agreement among the parties.

The aggregate principal amount of the Acquisition Promissory Notes is subject to adjustment, as follows. For each dollar amount the liabilities as shown on the closing balance sheet for the acquired company exceed $100,000, the aggregate principal amount of the Acquisition Promissory Notes shall be reduced by an equivalent amount.  Also, if the year-end audited balance sheet for the acquired company reveals liabilities greater than as shown on the closing balance sheet, the aggregate principal amount of the Acquisition Promissory Notes and the One Year Promissory Notes shall each be reduced $0.50 for each dollar amount such liabilities exceed the amount of such liabilities reflected on the closing balance sheet, except that no adjustment will be made until the amount of such difference exceeds $100,000.  Further, the aggregate principal amount of the One Year Promissory Notes shall be adjusted in the event certain sales and performance targets are not met, so that, if the shortfall in gross revenue is $150,000 or greater compared to the revenue projections, the aggregate principal amount of the One Year Promissory Notes shall be reduced by an equivalent amount.

Pursuant to the Merger Agreement, in the event either (a) we fail to satisfy material conditions to the Second Closing, including payment of the principal amount and interest due under the Acquisition Promissory Notes, or (b) YA Global Investments, LP, and/or Montgomery Equity Partners, Ltd., in one or a series of transactions convert the shares of our Series A Preferred Shares that they own so that, following such transactions, they beneficially own in the aggregate and collectively 15% or more of the then issued and outstanding shares of our common stock, the Lime Media Members will have the option, jointly and not severally, to purchase all of the shares of LTAC’s issued and outstanding common stock for nominal consideration (the “Repurchase Option”).  The Lime Media Members are required to exercise their Repurchase Option within 15 days of the occurrence of an event set forth in the immediately preceding sentence. In the event the Lime Media Members exercise their Repurchase Option, they will have the right to retain (i) the 10,000,000 shares we issued to them upon signing of the Merger Agreement and (ii) 5,000,000 of the shares of our common stock we issued to them as part of the stock consideration for the Merger.  Upon the exercise of the Repurchase Option, we will have no further liability or obligation to the Lime Media Members or LTAC under the Merger Agreement or any other agreement among the parties.

At the Second Closing, the Lime Media Members are required to deposit in an escrow account an amount equal to one year’s payments with regard to the truck’s owned by LTAC and acquired in the Merger which deposit amount is to be used by LTAC to pay the monthly truck lease payments for a period of twelve months.

The Merger Agreement contains provisions prohibiting the Lime Media Members from competing with the business of LTAC for two years following closing and prohibiting solicitation of clients and customers of LTAC for a period of three years following closing. The Merger Agreement also contains certain representations and warranties of the parties and certain indemnification provisions.

Effective as of the closing date, we entered into an employment agreement with Melody Mayer.  The employment agreement is for a term of six months and will automatically renew for successive additional one year periods unless 30 days prior to the expiration of any such term, we or Ms. Mayer elect not to renew the agreement.  The agreement is terminable at will following the initial six month term, will automatically terminate upon the employee’s death or disability, or, during the initial six month term, for cause upon thirty days’ prior written notice. We have agreed to pay the employee a base salary of $8,500 per month and to provide a 50% bonus in the event certain performance criteria are met.  Also, the employee may participate in our employee benefit and welfare plans and in our employee stock option plan.

Also effective as of the closing, we entered into an Advertising Placement Agreement with Lime Truck, Inc., a Texas corporation, Melody Mayer, Heath Hill and Charles Warren that grants LTAC the right of first refusal to service all truck related media advertisement projects procured by Lime Truck in an amount of revenue per project of not less than $4,500 per month.

In connection with the transaction and so that we would have sufficient shares for issuance in connection with the Merger, prior to the closing of the Merger, we entered into a Stock Cancellation Agreement with Mr. Arne Dunhem.  Under the agreement, Mr. Dunhem cancelled 27,000,000 shares of our common stock. We agreed to issue to Mr. Dunhem a like number of shares upon our effecting an increase in our authorized shares of common stock.

Effective as of the acceptance for filing by the Secretary of State for the State of Delaware of the Certificate of Merger for LTAC and as part of the transaction, LTAC will change its name to “Lime Truck, Inc.”  Also, Lime Truck, Inc., a Texas corporation, has agreed to change its name to “Lime Media Group, Inc.”

On May 1, 2008, we issued a press release (“Press Release”) announcing the closing of the above-referenced transaction.  A copy of the Press Release is attached as Exhibit 99.1 hereto.

The foregoing summary of each of the Merger Agreement and the other transaction agreements does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, filed as Exhibit 2.1 hereto, and related transaction agreements, filed as Exhibits 10.1 through 10.7 hereto, and which are incorporated herein by reference thereto. Each such agreement has been included to provide investors information regarding the Merger and contains representations and warranties that the parties to such agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are subject to important qualifications and limitations agreed to by the Company and the other parties to each such agreement in connection with the negotiation of each such agreement.  Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances as of any specified date as they were used for the specific purpose of allocating risk between and among the Company and the other parties to the agreements, rather than to establish any matter as a fact.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference thereto.

Section 3 – Securities and Trading Markets

Item 3.02

Unregistered Sales of Equity Securities.

Pursuant to the terms of the Merger Agreement, we issued to the Lime Media Members, upon execution of the Merger Agreement, an aggregate 10,000,000 shares of our common stock, and, as part of the merger consideration, we issued to the Lime Media Members an aggregate of 17,000,000 shares of our common stock.  The foregoing securities were issued and sold to such accredited investors in reliance upon the exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Section 8 - Other Events

Item 8.01

Other Events.

The disclosure set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference thereto.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

(a)

Financial Statements of Businesses Acquired.

As of the date that this Current Report on Form 8-K is being filed with the Commission, it is not practical for the Registrant to provide financial statements required pursuant to Item 9.01(a) of the Form 8-K giving effect to the acquisition of Lime Media, LLC.  The Registrant anticipates that such financial statements will be filed with the Commission under cover of a Form 8-K/A as soon as practicable but in any event not later than 71 days after the date on which this Current Report on Form 8-K must be filed.

(b)

Pro forma financial information.

As of the date that this Current Report on Form 8-K is being filed with the Commission, it is not practical for the Registrant to provide the pro forma financial information required pursuant to Item 9.01(b) of Form 8-K giving effect to the acquisition of Lime Media, LLC.  The Registrant anticipates that such pro forma financial information will be filed with the Commission under cover of a Form 8-K/A as soon as practicable but in any event not later than 71 days after the date on which this Current Report on Form 8-K must be filed.

(c)

Exhibits.

2.1

Agreement and Plan of Merger, dated April 30, 2008, by and among Ariel Way, Inc., Lime Truck Acquisition Corporation, Lime Media, LLC, Melody Mayer, Heath Hill, Charles Warren, and Lime Truck, Inc., filed herewith.

10.1

Form of Acquisition Promissory Note, filed herewith.

10.2

Form of One Year Promissory Note, filed herewith.

10.3

Acquisition Pledge and Escrow Agreement, dated April 30, 2008, filed herewith.

10.4

Employment Agreement, dated April 30, 2008, among Ariel Way, Inc., Lime Truck Acquisition Corporation and Melody Mayer, filed herewith.

10.5

Advertising Placement Agreement by and among Ariel Way, Inc., Lime Truck Acquisition Corporation, Lime Media, LLC, Lime Truck, Inc., Melody Mayer, Heath Hill, and Charles Warren, filed herewith.

10.6

Security Agreement, dated April 30, 2008, by and among Ariel Way, Inc., Lime Truck Acquisition Corporation, Melody Mayer, Heath Hill, Charles Warren, and Leggett & Clemmons, PLLC, filed herewith.

10.7

Stock Cancellation Agreement, dated April 25, 2008, by and between Ariel Way, Inc., and Arne Dunhem, filed herewith.

99.1

Press Release dated May 1, 2008, filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIEL WAY, INC.

By:	/s/ Arne Dunhem
Arne Dunhem Chief Executive Officer

Date:  May 6, 2008

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